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                                                              EXHIBIT 25

                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.   20549
                          ____________________

                               FORM T-1
                 STATEMENT OF ELIGIBILITY UNDER THE TRUST
                 INDENTURE ACT OF 1939 OF A CORPORATION
                      DESIGNATED TO ACT AS TRUSTEE
                           ____________________

                                FMB BANK
             (Exact name of trustee as specified in its charter)
Maryland                                                      52-0312840
(State or other jurisdiction        (I.R.S. Employer Identification No.)
of incorporation or formation)

25 South Charles Street
Baltimore, Maryland                                            21201
(Address of principal                                        (Zip code)
executive offices)

                  Gregory K. Thoreson, General Counsel
                                FMB Bank
                         25 South Charles Street
                       Baltimore, Maryland   21201
                             (410) 244-3800
              (Name, address and telephone number of agent
                        for service of process)

               The CIT Group Securitization Corporation II
           (Exact name of obligor as specified in its charter)

Delaware                                           22-3328188
(State or other jurisdiction        (I.R.S. Employer Identification No.)
of incorporation or formation)


650 CIT Drive
Livingston, New Jersey                                           07039
(Address of principal                                         (Zip Code)
executive offices)

                         CIT RV Trust 1999-A
                    (Title of the indenture securities)
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Item 1.     General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Richmond, Richmond, Virginia   23261
Maryland Bank Commission, Baltimore, Maryland   21201
Federal Deposit Insurance Corporation, Washington, D.C.   20429.

(b)   Whether it is authorized to exercise corporate trust powers.

      Yes.

Item 2.     Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

(Because responses from the obligor and the underwriters have not yet been received, Item 2 is at the date hereof based upon incomplete information but is believed to be correct and may be considered to be complete unless modified by an amendment to this Form T-1).

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility.

Exhibit
-------

1           A copy of the articles of association of the trustee as now in effect is incorporated herein by reference to Exhibit 1 to Form T-1 (Exhibit 25 to the Registration Statement on Form S-3, Registration No. 333-27305)

2           A copy of the certificate of authority of the trustee to
commence business is incorporated herein by reference to Exhibit T1-2 to Form T-1 (Exhibit 26 to the Registration Statement on Form S-2,
Registration No. 2-98697)

3           A copy of the authorization of the trustee to exercise
corporate trust powers is incorporated herein by reference to Exhibit T1-3 of Amendment No. 1 to Form T-1 (Exhibit 26 to the Registration Statement on Form S-3, Registration No. 33-18373)
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4           A copy of the existing bylaws of the trustee is incorporated herein by reference to Exhibit 4 to Form T-1 (Exhibit 25 to the Registration Statement on Form S-3, Registration No. 333-27305)

5           Not applicable

6           The consent of the trustee required by Section 321(b) of the
Act

7           A copy of the latest report of condition of the trustee
published pursuant to law or the requirements of its supervising or examining authority

8           Not applicable

9           Not applicable

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                          SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, FMB Bank, a corporation organized and existing under the laws of the state of Maryland, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baltimore and State of Maryland, on May 11, 1999.

FMB Bank

By:	/s/Robert D. Brown
      ------------------
Robert D. Brown
Vice President

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Exhibit 6
---------
                            Consent of Trustee
                            ------------------

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the issuance by CIT Group Securitization Corporation II, we hereby consent that reports of examination by Federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

FMB Bank

By:    /s/Robert D. Brown
       -----------------------
Robert D. Brown
Vice President

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Exhibit 7
---------

Report of Condition Consolidating Domestic and Foreign Subsidiaries of FMB Bank, Baltimore, Maryland, at the close of business on December 31, 1998 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161, Charter No. 04822, Comptroller of the Currency, Richmond District.

CONSOLIDATED REPORT OF CONDITION
(Dollars in Thousands)

ASSETS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin......$1,199,940
     Interest-bearing balance.....................................6,943
Securities:
     Held-to-maturity securities...................................-0-
     Available-for-sale securities...........................4,602,042
Federal funds sold and securities purchased under
    agreements to resell.........................................123,418
Loans and lease financing receivables:
     Loans and leases, net of unearned income.................10,501,474
     LESS:  Allowance for loan and lease losses..................154,697
     LESS:  Allocated transfer risk reserve                        1,400
     Loans and leases, net of unearned income, allowance,
     and reserve..............................................10,345,377
Trading assets...................................................118,269
Premises and fixed assets (including capitalized leases).........188,979
Other real estate owned...........................................12,416
Investments in unconsolidated subsidiaries and
     associated companies.........................................58,643
Customers' liability to this bank on acceptances outstanding......12,253
Intangible assets.................................................91,109
Other assets.....................................................355,315

TOTAL ASSETS..................................................17,114,704

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LIABILITIES

Deposits:
In domestic offices..........................................$11,898,282
Noninterest-bearing...............................3,228,185
Interest-bearing..................................8,610,097
In foreign offices, Edge and Agreement subsidiaries, and IBFs....517,687
Noninterest-bearing.........................................-0-
Interest-bearing........................................517,687
Federal funds purchased and securities sold under agreements to
repurchase	2,223,081
Demand notes issued to the U.S. Treasury	56,020
Trading liabilities	71,866
Other borrowed money:
With a remaining maturity of one year or less	-0-
With a remaining maturity of more than one year
     through three years	200,000
With a remaining maturity of more than three years	239
Bank's liability on acceptances executed and outstanding	12,253
Subordinated notes and debentures	219,000
Other liabilities	565,161
TOTAL LIABILITIES	$15,763,589
EQUITY CAPITAL
Perpetual preferred stock and related surplus	-0-
Common Stock	18,448
Surplus	765,562
Undivided profits and capital reserves	543,808
Net unrealized holding gains (losses) on available-for-sale
     securities	23,297
Cumulative foreign currency translation adjustments	-0-
TOTAL EQUITY CAPITAL	$1,351,115
TOTAL LIABILITIES AND EQUITY CAPITAL	$17,114,704